SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2006

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 8, 2006, the Compensation Committee of the Board of Directors of C. R. Bard, Inc. approved the 2006 performance criteria under the 2005 Executive Bonus Plan (the “Plan”). The Plan, formerly known as the 1994 Executive Bonus Plan of C. R. Bard, Inc., was amended and restated in June 2005 and filed as Exhibit 10ax to the company’s June 30, 2005 Form 10-Q. The performance criteria include (i) growth in earnings per share, and (ii) to a lesser degree, sales, cash flow from operations and return on investment. Bonus calculations are based on operational results that are generally exclusive of items of an unusual or infrequent nature and other items that affect comparability of results between periods, including changes in accounting principles. Bonus targets for the company’s named executive officers range from 70% to 125% of base salary. Depending on the performance of the company, the bonus payments could be higher or lower than the target amount. For Group Vice Presidents, 50% of their bonuses will be calculated based on the degree to which their respective business units achieve results, and 50% will be calculated based on the corporate financial targets described above. No award under the Plan shall exceed $1,800,000 with respect to any fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and
Chief Financial Officer

February 10, 2006